Exhibit 4.5

TRUST PREFERRED SECURITY CERTIFICATE

THIS TRUST PREFERRED SECURITY IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE DECLARATION HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) OR A NOMINEE OF THE DEPOSITARY.  THIS TRUST PREFERRED SECURITY IS EXCHANGEABLE FOR TRUST PREFERRED SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE DECLARATION AND NO TRANSFER OF THIS TRUST PREFERRED SECURITY (OTHER THAN A TRANSFER OF THIS TRUST PREFERRED SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS TRUST PREFERRED SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (55 WATER STREET, NEW YORK, NEW YORK) TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY TRUST PREFERRED SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate Number	Number of Trust Preferred Securities
1	250,000
CUSIP NO. 17800WAA3

Certificate Evidencing Trust Preferred Securities

Of

CITY NATIONAL CAPITAL TRUST I
9.625% Cumulative Trust Preferred Securities
(Liquidation Amount $1,000 per Trust Preferred Security)

CITY NATIONAL CAPITAL TRUST I, a statutory trust formed under the laws of the State of Delaware (the “Trust”), hereby certifies that Cede & Co. (the “Holder”) is the registered owner of two hundred fifty thousand (250,000) trust preferred securities of the Trust representing undivided beneficial interests in the assets of the Trust designated the 9.625% Cumulative Trust Preferred Securities (the “Trust Preferred Securities”).  The Trust Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer.  The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Trust Preferred Securities are set forth in, and this certificate and the Trust Preferred Securities represented hereby are issued and shall in all respects be subject to, the provisions of the Amended and Restated Declaration of Trust of the Trust dated as of December 8, 2009, as the same may be amended from time to time (the “Declaration of Trust”), including the designation of the terms of the Trust Preferred Securities as set forth in Annex I thereto.  Capitalized terms used herein but not defined shall have the meaning given them in the Declaration of Trust.  The Holder is entitled to the benefits of the Trust Preferred Securities Guarantee to the extent provided therein.  The Sponsor will provide a copy of the Declaration of Trust, the Trust Preferred Securities Guarantee and the Indenture to a Holder without charge upon written request to the Sponsor at its principal place of business.

The Holder of this certificate, by accepting this certificate, is deemed to have (i) agreed to the terms of the Indenture and the Junior Subordinated Debt Securities, including that the Junior Subordinated Debt Securities are subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Indenture) and (ii) agreed to the terms of the Trust Preferred Securities Guarantee, including that the Trust Preferred Securities Guarantee is subordinate and junior in right of payment to all Senior Indebtedness in the same manner and to the same extent as the Junior Subordinated Debt Securities.

Upon receipt of this certificate, the Holder is bound by the Declaration of Trust and is entitled to the benefits thereunder.

By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Junior Subordinated Debt Securities as indebtedness and the Trust Preferred Securities as evidence of indirect beneficial ownership in the Junior Subordinated Debt Securities.

This Certificate shall be governed by the laws of the State of Delaware.

IN WITNESS WHEREOF, the Trust has executed this certificate this 8th day of December, 2009.

Name: Michael B. Cahill
Title: Administrative Trustee

CERTIFICATE OF AUTHENTICATION

This certificate represents the Trust Preferred Securities referred to in the within-mentioned Declaration of Trust.

Dated:  December 8, 2009

The Bank of New York Mellon Trust Company, N.A.,
as Institutional Trustee

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Trust Preferred Security Certificate to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints
as agent to transfer this Trust Preferred Security Certificate on the books of the Trust.  The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Trust Preferred Security Certificate)